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                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-69029

                              PROSPECTUS SUPPLEMENT
                              Dated March 11, 1999
                    to the Prospectus dated December 24, 1998

                          MACK-CALI REALTY CORPORATION

         Mack-Cali Realty Corporation (the "Company") has prepared this Prospectus Supplement to update certain information included in the Company's Prospectus dated December 24, 1998 (the "Prospectus") relating to 13,236,136 shares of common stock, par value $0.01 per share (the "Common Stock") of the Company.

         The following shares of Common Stock included in the Prospectus are subject to pledge and security agreements in favor of Prudential Securities Incorporated ("Prudential"): 224,351 shares of Common Stock underlying Common Units held by Fredric Mack. Following a transfer of such shares to Prudential pursuant to such pledge and security agreements, such shares may be sold by Prudential pursuant to the Prospectus.